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                                                                  EXHIBIT 23(d)


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on Amendment No. 1 to Form S-4 of Corestates Financial Corp of our report dated January 20, 1993, relating to the consolidated financial statements of Independence Bancorp as of and for the year ended December 31, 1992, which includes an explanatory paragraph noting Independence Bancorp changed its method of accounting for income taxes in 1992, which report is included in Form 8-K of Corestates Financial Corp dated December 13, 1993. We also consent to the reference to our Firm under the heading "Experts" in the Registration Statement.



                                           COOPERS & LYBRAND



Philadelphia, Pennsylvania

February 8, 1994